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                                                                    EXHIBIT 5.1
                [ANDREWS & KURTH L.L.P. ATTORNEYS LETTERHEAD]


                              November 17, 1997




Imperial Holly Corporation
One Imperial Square, Suite 200
8016 Highway 90-A
Sugar Land, Texas 77478

Gentlemen:

                We have acted as counsel for Imperial Holly Corporation, a Texas corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offer and issuance of the following shares of common stock, no par value ("Common Stock"), of the Company: (i) [8,621,459] shares (the "Merger Shares") to be issued to the stockholders of Savannah Foods & Industries, Inc., a Delaware corporation ("Savannah Foods"), in connection with the merger (the "Merger") of Savannah Foods with IHK Merger Sub Corporation, a wholly owned subsidiary of the Company ("IHK Sub"), pursuant to the Merger Agreement, dated September 12, 1997 (the "Merger Agreement"), among the Company, IHK Sub and Savannah Foods,
(ii) [                           ] shares (the "Benefit Trust Shares") to be
issued to the [Savannah Foods Benefit Trust] immediately following the consummation of the Merger and (iii) [377,358] shares (the "H. Kempner Shares") to be issued to the H. Kempner Trust Association concurrently with the consummation of the Merger.

                As the basis of the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

                Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Merger Shares, the Benefit Trust Shares and the H. Kempner Shares to be issued and sold by the Company will, when issued in accordance with the terms of the Merger Agreement (with respect to the Merger Shares) and as described in the Registration Statement, be validly issued, fully paid and nonassessable.

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                We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Opinion" therein.


                                                Very truly yours,



                                                ANDREWS & KURTH L.L.P.